Exhibit 4.1

Form of Stock Certificate

PRESIDENT SECRETARY B&G Foods, Inc. SEAL 1996 CORPORATE DELAWARE BGS This Certifies that is the owner of CUSIP 05508R 10 6 SEE REVERSE FOR CERTAIN DEFINITIONS COMMON STOCK PAR VALUE $.01 fully paid and non-assessable shares of the above Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation. Dated: Countersigned and Registered: THE BANK OF NEW YORK MELLON (NEW YORK) Transfer Agent and Registrar By Authorized Signature B&G Foods, Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE Colors Selected for Printing: Logo is in EPS format; Prints in PMS Warm Red and Black. Intaglio prints in SC-20 Dark Brown. COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF THIS CERTIFICATE IS TRANSFERABLE IN JERSEY CITY, NJ, NEW YORK, NY AND PITTSBURGH, PA ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: HOLLY GRONER 931-490-7660 PROOF OF: AUGUST 4, 2010 B&G FOODS WO 2128 OPERATOR:JB NEW

For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Please print or typewrite name and address including postal zip code of assignee shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney, to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated Signature(s) Guaranteed: THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM TEN ENT JT TEN – – – as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT/UNIF TRANS MIN ACT– Custodian (Cust) (Minor) under Uniform Gifts/Trans to Minors Act (State) Additional abbreviations may also be used though not in the above list. NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: HOLLY GRONER 931-490-7660 PROOF OF: AUGUST 4, 2010 B&G FOODS WO 2128 BK OPERATOR:JB NEW